COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC.- GROWTH PORTFOLIO WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK
PRICE INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:

                   DREYFUS       DREYFUS
                   LIFETIME      LIFETIME      STANDARD
                  PORTFOLIOS    PORTFOLIOS   & POOR'S 500
                   -GROWTH       -GROWTH      COMPOSITE
                  PORTFOLIO     PORTFOLIO       STOCK        CUSTOMIZED
  PERIOD          (INVESTOR    (RESTRICTED      PRICE         BLENDED
                   SHARES)       SHARES)        INDEX *       INDEX **

  3/31/95          10,000        10,000        10,000         10,000
  9/30/95          11,856        11,872        11,823         11,545
  9/30/96          14,177        14,214        14,226         13,399
  9/30/97          19,043        19,146        19,976         17,551
  9/30/98          19,610        19,752        21,791         18,169

*Source: Lipper Analytical Services, Inc.
**Source: Lipper Analytical Services, Inc., Lehman Brothers,
          Morgan Stanley & Co. Incorporated and J.P. Morgan & Co. Incorporated